UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 21, 2024

KeyStar Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-56290	85-0738656
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1645 Pine Tree Ln, Suite 2 Sarasota, Florida	34236
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 783-9435

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On February 23, 2024, ZenSports, Inc. (“ZenSports”) filed a Complaint and Demand for Arbitration (the “Complaint”) against KeyStar Corp., a Nevada corporation (the “Company,” “we” or “our”) with the American Arbitration Association, Las Vegas Regional Office. In the Complaint, ZenSports alleges that we made misrepresentations of material facts and engaged in deceptive trade practices in connection with our purchase of certain assets from ZenSports pursuant to an asset purchase agreement dated August 26, 2022. ZenSports requested an award of recission damages in the amount of $6,500,000, plus three times that amount as treble damages pursuant to Nevada Revised Statutes 598A.210. We have maintained from the beginning that the claims set forth in the Complaint are without merit. On May 11, 2024, we engaged in mediation with ZenSports in an effort to resolve claims set forth in the Complaint.

As a result of the mediation, on May 23, 2024, we entered into a Settlement and Release Agreement (the “Agreement”) with ZenSports, Mark Thomas, our former Chief Executive Officer and the founder and Chief Executive Officer of ZenSports (“Thomas” and, together with ZenSports, the “ZenSports Parties”) and Bruce Cassidy, the Chairman of the Board of Directors and Chief Executive Officer of the Company (“Cassidy”). Pursuant to the terms and conditions of the Agreement, we are not required to pay any sums or issue any securities to the ZenSports Parties.

The Agreement resolves the Complaint and any and all other matters between the parties to the Agreement, and includes the following provisions:

(1) Excel Family Partners, LLLP (“Excel”) will purchase 1,000,000 shares of our common stock from ZenSports for an aggregate purchase price of $600,000 (the “Purchase Price”). The Purchase Price is to be paid by Excel to ZenSports in 24 equal monthly installments. Payment of the Purchase Price is personally guaranteed by Cassidy.

(2) We agreed that we would not object if the ZenSports Parties cause ZenSports to divest, sell, transfer, distribute and otherwise relinquish control of any or all of the remaining 5,500,000 shares of our common stock that it holds to one or more individuals or entities other than ZenSports (the “ZenSports Divestiture”), with no part of such ZenSports Divestiture to occur before August 27, 2024.

(3) We agreed that we will employ commercially reasonable efforts to file our Quarterly Reports on Form 10-Q with the Securities and Exchange Commission in accordance with all applicable law, rules, and regulations through and including December 31, 2025.

(4) Not later than December 31, 2024, Thomas and the ZenSports Parties shall have taken such steps as shall be required, such that, as of such date, Thomas and the ZenSports Parties collectively shall own of record and beneficially not more than 4.99% of the then-issued and outstanding shares of our common stock (the “Thomas Divestiture”).

(5) We may, from time to time, choose to apply for licenses, permits, and/or other approvals for gaming-related operations in various jurisdictions (each, a “New License”), including but not limited to entering into contractual agreements or joint ventures with other licensed entities. Upon request, the ZenSports Parties shall use their best efforts to assist and cooperate with the Company, and assure the assistance and cooperation of ZenSports and its officers and employees, in our efforts to secure New Licenses (“License Assistance”). The License Assistance does not convey to Thomas or ZenSports any right whatsoever to decide, control, or direct the Company’s gaming operations and neither Thomas nor ZenSports shall receive any profits, distributions, or economic distributions from any such gaming operations, except that, we will pay Thomas $15,000 for each application or approval that he is required to prepare (and does prepare) or in which he otherwise participates, such payment shall be due 30 days prior to the due date of the application or approval. The obligation for the ZenSports Parties to provide the License Assistance will continue until such time as the ZenSports Divestiture and the Thomas Divestiture are both complete.

The full text of the Agreement is attached as Exhibit 10.1 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

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Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In a Current Report on Form 8-K filed on January 4, 2024, we disclosed that on December 29, 2023 we entered into a Fifth Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note with Excel in the principal amount of not more than $2,000,000 (the “Note”). The aggregate outstanding principal balance of all loans under the Note as of the date of the Note was $1,135,000.

On May 21, 2024, we borrowed an additional $325,000 under the Note. As of May 28, 2024, the aggregate outstanding principal balance of all loans under the Note is $6,335,000.

All loans made under the Note accrue interest at a fixed rate per annum equal to 15.0% (the “Fixed Rate”). On the first day of each month to the date on which Excel demands payment of the Note, we will pay to Excel interest, in arrears, on the aggregate outstanding principal balance of the Note at the Fixed Rate.

Notwithstanding the above, outstanding principal and accrued and unpaid interest are due and payable upon demand. We have the right to prepay the Note, in whole or in part, at any time; provided, however, we must (i) provide Excel prior written notice of our intention to make such prepayment; and (ii) pay to Excel all interest accrued on the outstanding principal balance of the Note to the date of such prepayment.

If we: (i) fail to comply with any provision under the Note, including, but not limited to, failing to immediately pay all amounts due to Excel after demand thereof is made; or (ii) become subject to certain bankruptcy or insolvency events, at the option of Excel, the unpaid principal amount of the Note, accrued interest thereon, any fees or any other sums payable thereunder will thereafter until paid in full bear interest at a rate per annum equal to the Fixed Rate plus 2.00%.

Excel may, at its sole option, upon written notice, convert all or any portion of the indebtedness incurred under the Note (“Debt”) into fully paid and non-assessable Shares at a conversion price in an amount equal to the product of the Lowest Recent Price multiplied by 80%. The Lowest Recent Price is the lowest price per Share that we have sold one or more Shares to an investor or lender within the 24-month period prior to an applicable date of conversion; provided, however, that if no Shares were sold within such 24-month period, the Lowest Recent Price will be $0.50 per Share.

In case of a stock split, a stock combination, or a reverse stock split of the Shares, the number of Shares into which any Debt may be converted and the conversion price shall be proportionately adjusted in the manner determined by the Board acting in good faith. Furthermore, in connection with any reclassification, capital reorganization, or other change of outstanding Shares, or in case of any consolidation or merger of the Company with or into another entity, Excel shall have the right thereafter, by converting the Debt, to receive upon such conversion the kind and number of shares of stock or other securities or property (including cash) receivable upon such reclassification, capital reorganization, or other change, consolidation or merger by a holder of the number of Shares that could have been received upon conversion of the Debt immediately prior to such reclassification, capital reorganization, or other change, consolidation or merger.

The full text of the Note is attached as Exhibit 10.2 hereto and is incorporated by reference herein. You are urged to read said exhibit attached hereto in its entirety.

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Item 9.01	Financial Statements and Exhibits

Exhibit No.	Description
10.1	Settlement and Release Agreement dated May 23, 2024 by and among ZenSports, Inc., Mark Thomas, Bruce Cassidy and KeyStar Corp.
10.2	Fifth Amended and Restated Discretionary Non-Revolving Line Of Credit Demand Note dated December 29, 2023 made by KeyStar Corp. (incorporated by reference to Exhibit 10.1 to KeyStar Corp’s. Current Report on Form 8-K filed on January 4, 2024)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2024	KEYSTAR CORP.

	By:	/s/ James Mackey
James Mackey, CFO

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